EXHIBIT 11 - STATEMENT Re: COMPUTATION OF EARNINGS PER SHARE
                                                      Six months ended June 30,
                                                     1999                    1998
                                            ------------------------ ----------------------
                                                (in thousands, except per share data)

       Basic:
         Net income                                   $  12,239               $  13,736
         Average shares outstanding                      16,820                  16,760
                                            ======================== ======================
         Basic EPS                                   $     0.73              $     0.82
                                            ======================== ======================

       Diluted:
         Net income                                    $ 12,239                $ 13,736

         Average shares outstanding                      16,820                  16,760
         Effect of dilutive securities:
           Employee stock options                             -                     104
           Contingently issuable stock                        -                       2
                                            ------------------------ ----------------------
         Totals                                          16,820                  16,866
                                            ------------------------ ----------------------
         Diluted EPS                                  $    0.73               $    0.81
                                            ======================== ======================

                                                     Three months ended June 30,
                                                     1999                    1998
                                            ------------------------ ----------------------
                                                (in thousands, except per share data)

       Basic:
         Net income                                   $   6,994                $  6,999
         Average shares outstanding                      16,820                  16,879
                                            ------------------------ ----------------------
         Basic EPS                                   $     0.42              $     0.41
                                            ======================== ======================

       Diluted:
         Net income                                    $  6,994                $  6,999
         Average shares outstanding                      16,820                  16,879
         Effect of dilutive securities:
           Employee stock options                             -                     159
           Contingently issuable stock                        -                       4
                                            ------------------------ ----------------------
         Totals                                          16,820                  17,042
                                            ------------------------ ----------------------
         Diluted EPS                                  $    0.42               $    0.41
                                            ======================== ======================
